UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2020

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(Address of principal executive offices, including zip code)

(804) 723-7000

(Registrant’s telephone number, including area code)

Post Office Box 27626,

Richmond, Virginia 23261-7626

(Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Item 7.01	Regulation FD.

On June 5, 2020, Owens & Minor, Inc. (the” Company”) issued a press release announcing the launch of tender offers (the “Tender Offers”) to purchase for cash up to $240,000,000 aggregate principal amount of its outstanding 3.875% Senior Notes due 2021 (the “2021 Notes”) and 4.375% Senior Notes due 2024 and solicit consents from the holders of the 2021 Notes to eliminate certain restrictive covenants and amend certain provisions of the indenture governing the 2021 Notes, as described in the Company’s Offer to Purchase, dated June 5, 2020 (as it may be amended, supplemented or otherwise modified, the “Offer to Purchase”).

The closing of the Tender Offers is conditioned on, among other things, the satisfaction or waiver of certain conditions set forth in the Offer to Purchase, including the closing of the Company’s sale of its Movianto business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Owens & Minor, Inc. dated June 5, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: June 5, 2020	By:	/s/ Nicholas J. Pace
Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Corporate Secretary